Exhibit 10.14
Base Salaries. The Board of Directors of the Company approved the Compensation Committee’s recommended base salaries for the executive officers listed below (the “Named Executive Officers”) in the amounts indicated, effective January 31, 2007, except for Mr. Ricardo Hernandez, who resigned to his position as the Company’s Chief Financial Officer on June 13, 2006.

	Base Salary	Last Salary
Name	Amount (1)	Increase Date

Frank C. Stipes, Esq.	$297,500	November 19, 2001
Pedro R Dominguez	177,000	July 11, 2005
Jose M. Biaggi, Esq.	382,500	July 11, 2005
Ricardo Hernandez, CPA	114,110	July 11, 2005
William Vidal, Esq.	233,750	July 11, 2005
Norberto Rivera, CPA	225,000	January 22, 2007
Base salaries for each Named Executive Officer are reviewed by the Compensation Committee following the 18-month anniversary of such Named Executive Officer start date with the Company, with the exception of the Company’s Chief Executive Officer, Mr. Frank C. Stipes, Esq., whose compensation is reviewed annually.
Annual Incentive Awards. The Board of Directors of the Company approved the Compensation Committee’s recommended annual incentive awards for 2006, payable in cash, to the Named Executive Officers as follows:

Annual Incentive
Name	Award

Frank C. Stipes, Esq.	$24,792
Pedro R Dominguez	614,750
Jose M. Biaggi, Esq.	519,375
Ricardo Hernandez, CPA	300
William Vidal, Esq.	269,479
Norberto Rivera, CPA	163,813
Annual incentive awards include a Christmas bonus that is granted under Puerto Rico legislation. The Company has normally granted one month of salary as a Christmas bonus.
The Company will provide additional information regarding the compensation of the Named Executive Officers in its Proxy Statement for the 2007 Annual Meeting of Shareholders.

(1)	Does not include perquisites and other personal benefits, including an allowance for business and entertainment expenses, which, in the aggregate, exceed $10,000. For information about such perquisites and allowances, see Executive Compensation section on the Company’s Definitive Proxy Statement for its 2007 annual meeting of shareholders.